FOR FURTHER INFORMATION:
Financial Relations Board Leslie Loyet (312) 640-6672 lloyet@frbir.com	Specialty Underwriters’ Alliance, Inc. Scott Goodreau (888) 782-4672 sgoodreau@suainsurance.com
FOR IMMEDIATE RELEASE MONDAY, OCTOBER 1, 2007

SUA INSURANCE COMPANY CONTRACTS WITH NEW PARTNER AGENT WRITING TRUCKING IN THE SOUTHEASTERN REGION

CHICAGO – October 1, 2007 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today announced that the company has entered into a new Partner Agent contract with First Light Program Managers, Inc. (“First Light”) to provide commercial general liability and commercial automobile liability to selected classes of the trucking industry in the southeastern region, mainly Florida. First Light is headquartered in Dania, Florida, and its management team has over fifteen years experience writing insurance within the transportation industry.

Courtney Smith, president and chief executive officer of SUA stated, “First Light, our eighth Partner Agent, represents a great opportunity to further expand our transportation book of business. We look forward to a long-term partnership with this very experienced agent.”

Anthony Johnson, president of First Light stated, “We are excited to be working with SUA Insurance Company as we believe that their business model fits nicely with our philosophy on how to underwrite and grow profitable specialty business. First Light’s management team is comprised of seasoned transportation specialists and our partnership with SUA allows us to gain a greater presence in markets where we have operated for many years.”

In conjunction with the Partner Agent contract, First Light will purchase $1 million of Specialty Underwriters’ Alliance, Inc.’s Class B common stock.

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

To learn more about Specialty Underwriters’ Alliance Inc., please visit www.suainsurance.com.